Exhibit 10.2

Amended and Restated Unsecured Revolving Promissory Note

Principal Amount: Up to $2,000,000.00 (as reflected on attached Schedule A)

Date: July 11, 2024

This note amends and restates and replaces in its entirety that certain unsecured revolving promissory note dated December 8, 2022 (the “Original December 2022 Note”) made by LuxUrban Hotels Inc. (the “Borrower”) to the order of Elana Fiore (the “Lender”).

Whereas the parties to the Original December 2022 seek to amend and restate the Original December 2022 Note.

I. TERMS OF REPAYMENT

A. Payments

For value received, the undersigned LuxUrban Hotels Inc of 2125 Biscayne Blvd Suite 253, Miami, Florida 33137 (collectively, the “Borrower”), promise to pay to the order of THA Family II LLC and or Elana Fiore of 8 Harbor Court West Roslyn NY 11576 (the “Lender”), the then outstanding principal set forth on Schedule A hereto (as amended from time to time) with interest at the rate of 14% per annum from July 12, 2024 through earlier of (a) August 1, 2026 and (b) the date all outstanding principal and interest on this Note has been paid in full, with the first interest payment date being August 1, 2024.

The principal of this note may be prepaid in whole or part at any time. Interest shall be prorated and paid with any principal payment under this note.

For the first six months of this note; payments shall be paid as interest on principal only, with the first interest payment due August 1, 2024. After which, monthly payments shall be made on the first of each month and comprised of principal and interest based on the 18-month amortization schedule attached as Schedule B.

In addition to the foregoing, the Company shall pay the Lender interest at the rate of 8% (the “Availability Interest”) per annum on amounts available for further borrowing under this note that have not then been borrowed by the Borrower, with such available amounts at all times equal to $2 million less the outstanding principal amount then reflected on Schedule A hereto. Such Availability Interest shall be paid concurrently with the other monthly payments required by this note. The Lender shall ensure that all unallocated funds available for borrowing by the Borrower hereunder remain in the account at which it currently is maintained and available for prompt funding as may be required or requested by Borrower. No additional borrowings shall be permitted under this note after June 1, 2026. In the event any amount is not available for borrowing by the Borrower as and when requested in accordance with the foregoing, the Borrower shall be entitled to full recapture of all Availability Interest paid prior to such request and shall be entitled to credit same against the then remaining principal under this note.

Upon full repayment of outstanding principal and interest, no further payments, including any payments for Availability Interest, shall accrue or become owing.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal, except as otherwise provided above.

C. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) at any time and from time to time with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal and any accrued interest when due;
2)	the liquidation or dissolution of the Borrower;
3)	the filing of bankruptcy proceedings involving the Borrower as a debtor;
4)	the application for the appointment of a receiver for the Borrower;
5)	the making of a general assignment for the benefit of the Borrower’s creditors;
6)	the insolvency of the Borrower;
7)	a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or
8)	the sale of a material portion of the business or assets of the Borrower.

If any of the above defaults apply to one Borrower, all Borrowers shall be deemed in default of this Note regardless of whether all Borrowers are directly involved in the default.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

Notwithstanding anything to the contrary, the Lender shall not declare a default or take any action with respect thereto prior to July 11, 2025.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

No Set-Off. The Company‘s obligation to make the payments provided for in this Agreement and otherwise, to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which the Company may have against the lender or others.

This note may not be amended without the written approval of the Borrower and Lender.

It is hereby agreed that the Company shall have the right to issue secured or unsecured debt that is senior to the indebtedness evidenced by this Note.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

LuxUrban Hotels Inc

By:	/s/ Michael James
Michael James
Chief Financial Officer

/s/ Elana Fiore
Lender: Elana Fiore

Schedule A

Date of Confirmation	Outstanding Principal Amount
July 11, 2024	$1,637,583.00

Schedule B

The following schedule is based on principal amount outstanding as of date hereof and will adjusted in good faith by the parties from time to time based on the then outstanding principal and interest under this note

Month	Interest Paid	Principal Repaid	Remaining Amount
1	$19,105.14	$0	$1,637,583.00
2	$19,105.14	$0	$1,637,583.00
3	$19,105.14	$0	$1,637,583.00
4	$19,105.14	$0	$1,637,583.00
5	$19,105.14	$0	$1,637,583.00
6	$19,105.14	$0	$1,637,583.00
7	$19,105.14	$82,286.10	$1,555,296.90
8	$18,145.13	$83,246.11	$1,472,050.79
9	$17,173.93	$84,217.31	$1,387,833.48
10	$16,191.39	$85,199.85	$1,302,633.64
11	$15,197.39	$86,193.84	$1,216,439.79
12	$14,191.80	$87,199.44	$1,129,240.35
13	$13,174.47	$88,216.77	$1,041,023.59
14	$12,145.28	$89,245.96	$951,777.63
15	$11,104.07	$90,287.16	$861,490.46
16	$10,050.72	$91,340.51	$770,149.95
17	$8,985.08	$92,406.15	$677,743.79
18	$7,907.01	$93,484.23	$584,259.57
19	$6,816.36	$94,574.87	$489,684.69
20	$5,712.99	$95,678.25	$394,006.45
21	$4,596.74	$96,794.49	$297,211.95
22	$3,467.47	$97,923.76	$199,288.19
23	$2,325.03	$99,066.21	$100,221.98
24	$1,169.26	$100,221.98	$0.